EXHIBIT 10(e)16

BASE SALARIES OF NAMED EXECUTIVE OFFICERS

MISSISSIPPI POWER COMPANY

The following are the annual base salaries, effective March 1, 2013, of the Chief Executive Officer and Chief Financial Officer of Mississippi Power Company and certain other executive officers of Mississippi Power Company who served during 2012.

Edward Day, VI President and Chief Executive Officer	$418,454
Moses Feagin Vice President, Treasurer and Chief Financial Officer	$245,309
Thomas O. Anderson Vice President	$199,906
John W. Atherton Vice President	$252,659
Jeff G. Franklin Vice President	$249,059